UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 16, 2005	000-31267
Date of Report (Date of earliest event reported)	Commission File Number

IWT TESORO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	91-2048019
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

191 Post Road West, Suite 10, Westport, CT  06880

(Address of Principal Executive Offices) (Zip Code)

(203) 271-2770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registration under any of the following provisions (see General Instruction A.2 below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(  c))

ITEM 1.01.    ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

Commencing April 1, 2005, IWT Tesoro Corporation’s wholly owned subsidiary, International Wholesale Tile, Inc., will lease 10,000 square feet of warehouse space in Irvine, California.  The amount to be paid under the terms of the lease will be $86,500.  The lease was signed and agreed upon on March 16, 2005.  The parties have also agreed to give IWT an option to lease additional space.

The new warehouse space is IWT’s the second warehouse space outside Florida.  Commencing in December 2005, IWT opened its first warehouse space outside Florida in Dallas, Texas.  In IWT expects that the California location will help support its current customers and sales force in California and the West Coast.  This new location is also part of IWT’s strategic plan to increase its sales and customer service throughout the Sunbelt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2005	IWT TESORO CORPORATION

/s/ Henry J. Boucher, Jr., President
By: Henry J. Boucher, Jr., President